UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 11, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Compensatory Arrangements of Certain Officers.

(e)    On November 11, 2015, at a meeting of the Board of Directors (the “Board”) of Precision Castparts Corp. (the “Company”), the Board ratified and approved compensation arrangements for certain employees of the Company, including its executive officers, pursuant to plans that were previously approved and recommended by the Compensation Committee of the Board (the “Committee”), and disclosed in the Company’s Quarterly Report on Form 10-Q filed on November 5, 2015 (the “2016 Q2 10-Q”).

For future long term incentive compensation to Company employees in the ordinary course of the Company’s business, the Board ratified and approved, based on the Committee’s prior recommendation, a new three year cash-based long term incentive plan (“LTIP”) which was previously disclosed in the 2016 Q2 10-Q and filed as Exhibit 10.2 thereto. The LTIP is a substitute for, and a change in the form of, the Company’s regular annual long term incentive compensation component formerly represented by stock-options, which are no longer permitted to be granted to Company employees pursuant to the terms of the Company’s proposed merger with Berkshire Hathaway Inc. (the “Proposed Merger”). At the November 11 Board meeting, the Board established the target values for certain Company employees for the first cash-based awards under the LTIP, subject to both time and performance-based vesting conditions. The vesting date of the first awards will be September 30, 2018. The target values of the LTIP awards established for each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (as determined for purposes of its most recent annual proxy statement, whom we refer to as “named executive officers”) are as follows: Mark Donegan: $8,700,000; Shawn R. Hagel: $3,000,000; Steven G. Hackett: $2,600,000; Andrew V. Masterman: $2,300,000; and Ruth A. Beyer: $1,300,000.

In connection with the approval of the LTIP, and the option spread cash out and option cancellation of all outstanding Company stock options (including options granted in 2013 and 2014, which have little or no option spread value) that will occur by virtue of the Proposed Merger, the Board ratified and approved, based on the Committee’s prior recommendation, a Bridge Retention Award program (“Bridge Awards”) which was previously disclosed in the 2016 Q2 10-Q and filed as Exhibit 10.3 thereto. The Bridge Awards will address the gap period before the September 30, 2018 vesting date under the first LTIP awards, and are intended to be a retention incentive for Company employees as well as an interim component of the Company’s transition to its new long term incentive compensation structure. The Bridge Award amounts granted to each of the named executive officers are as follows: Mark Donegan: $10,560,000; Shawn R. Hagel: $6,460,000; Steven G. Hackett: $4,620,000; Andrew V. Masterman: $5,300,000; and Ruth A. Beyer: $2,690,000.

The LTIP and related awards and the Bridge Awards are all conditional upon the closing of the Proposed Merger and will be null and void if the Proposed Merger is not completed.  The LTIP and related awards and Bridge Awards do not provide for any amounts to be paid to non-employee directors of the Company.

As previously disclosed in the 2016 Q2 10-Q, upon the Committee’s prior recommendation, the Board also approved and directed that a $3,000,000 cash payment promptly be made by the Company to Mark Donegan, based on a number of considerations, including an assessment of Mr. Donegan’s compensation in recent years relative to that of the chief executive officers of the Company’s peer group, and his significant prior efforts in assisting the Board with PCC’s executive leadership planning.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	November 12, 2015	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)